TABLE OF CONTENTS

PROXY STATEMENT
Introduction
Voting Rights and Procedural Matters
Principal Stockholders
Stock Ownership of Directors, Nominees for Director and Executive Officers
Proposal 1 Nomination and Election of Class III Directors
Nominees for Election as Class III Directors for a Term of Three Years
Directors Continuing in Office
Meetings and Committees of the Board of Directors
Corporate Governance Initiatives
Report of the Audit Committee
Report of the Compensation Committee
Executive Officer and Director Compensation
Equity Compensation Plan Information
Stock Performance Graph
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 2
Approval of the Amendment to the 2000 Equity Compensation Plan, as Amended and Restated
PROPOSAL 3
Appointment of Independent Public Accountants
Stockholder Proposal Deadlines for the 2004 Annual Meeting
Other Matters

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Esperion Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Esperion Therapeutics, Inc.

3621 South State Street

695 KMS Place
Ann Arbor, Michigan 48108

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Esperion Therapeutics, Inc.

      Notice is hereby given that the 2003 Annual Meeting of the holders of shares of common stock, par value $0.001 per share, of Esperion Therapeutics, Inc. (the “Company”) will be held at Crowne Plaza, 610 Briarwood Circle, Ann Arbor, Michigan 48108, on May 30, 2003 at 10:00 a.m. local time, to consider and take action with respect to the following matters:

1.	To elect two Class III directors, each to serve for a term of three years and until their respective successors are elected and qualified;

2.	To approve an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) to increase the number of shares authorized for issuance under the Plan to 4,469,000, thereby approving the Board’s proposal to increase the number of authorized shares by an additional 1,400,000;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2003; and

4.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

      A webcast of the Annual Meeting will be available on our website at http://www.esperion.com, by clicking on the Investor Relations link, then the Calendar link, starting at 10:00 a.m. Eastern Daylight Time on May 30, 2003. An archived copy of the webcast also will be available on our website by clicking on the Investor Relations link, then the Audio/ Visual Archives link, through June 30, 2003. Information included on our website, other than the Proxy Statement and form of proxy card, is not part of the proxy soliciting material.

      Holders of common stock of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

      Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. Our 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

/s/ ROGER S. NEWTON

Roger S. Newton, Ph.D.
President and Chief Executive Officer

Ann Arbor, Michigan

Dated: May 5, 2003

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR DELIVER YOUR PROXY VIA THE INTERNET PURSUANT TO THE ACCOMPANYING INSTRUCTIONS.

Esperion Therapeutics, Inc.

3621 South State Street

695 KMS Place
Ann Arbor, Michigan 48108

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2003

Introduction

       This Proxy Statement and the accompanying form of proxy (the “Proxy Card”) are furnished in connection with the solicitation of proxies by the Board of Directors of Esperion Therapeutics, Inc. (the “Company”) to be used at the Company’s annual meeting of stockholders to be held on May 30, 2003 at 10:00 a.m., local time, at Crowne Plaza, 610 Briarwood Circle, Ann Arbor, Michigan 48108, and any adjournment thereof (the “Annual Meeting”). The Annual Meeting will also be webcast on May 30, 2003. You are invited to visit http://www.esperion.com, and click on the Investor Relations link, then the Calendar link, at 10:00 a.m. on May 30, 2003 to view the webcast of the Annual Meeting. An archived copy of the webcast also will be available on the Company’s website by clicking on the Investor Relations link, then the Audio/ Visual Archives link, through June 30, 2003.

      A Notice of Annual Meeting (the “Notice”), Proxy Statement and Proxy Card were mailed beginning on or about May 5, 2003 to each stockholder entitled to vote at the Annual Meeting. The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy Cards, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, the Internet, facsimile or telegraph. The Company may arrange for the reimbursement of third parties, including persons holding stock beneficially owned by others, for their expenses in sending proxy materials to beneficial owners.

Voting Rights and Procedural Matters

       Only holders of shares of common stock, par value $0.001 per share, of the Company as of the close of business on April 1, 2003, the record date (“Record Date”) fixed by the Board of Directors of the Company (the “Board”), are entitled to notice of and to vote at the Annual Meeting. Stockholders are entitled to one vote per share of common stock on each matter presented at the Annual Meeting. As of April 1, 2003, there were 29,424,760 shares of common stock issued and outstanding and no other outstanding classes of voting securities of the Company.

      The presence of the holders of a majority of the outstanding shares of common stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

      The affirmative vote of a plurality of the votes cast by stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for approval of the proposals to approve the amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) (the

“2000 Compensation Plan”) to increase the number of shares authorized for issuance under the Plan to 4,469,000, thereby approving the Board’s proposal to increase the number of authorized shares by an additional 1,400,000, and to ratify the appointment of the Company’s independent public accountants for fiscal year 2003.

      Shares of common stock represented by valid Proxy Cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for Class III directors named in this Proxy Statement, “FOR” the approval of the amendment to the Company’s 2000 Compensation Plan, and “FOR” the ratification of the appointment of the independent public accountants named in this Proxy Statement. Shares that are represented by valid Proxy Cards or shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. Shares that are represented by valid Proxy Cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the approval of the amendment to the 2000 Compensation Plan or the ratification of the appointment of the independent public accountants will have the same effect as a negative vote. Broker nonvotes, which occur when a beneficial owner of shares does not provide his or her bank or broker with voting instructions and the bank or broker does not exercise or does not have discretion to vote the beneficial owner’s shares, will have no effect on the outcome of any of the matters.

      Stockholders may vote their shares via the Internet. The law of Delaware, under which the Company is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet, you are responsible for any Internet access or telephone charges that you may incur.

      If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at http://www.votestock.com rather than by returning the Proxy Card accompanying this Proxy Statement. Once you access that website, in order to vote your shares, you will be required to provide a login number contained on your Proxy Card as well as your federal tax identification number. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

      If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses ADP Investor Communication Services, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

      Any stockholder that votes shares by returning a Proxy Card to the Company or by delivering a proxy via the Internet has the right to revoke the proxy at any time prior to its exercise at the Annual Meeting by (i) delivering to any of the persons designated as proxies on the Proxy Card, or to the Company addressed to the Secretary, a written statement revoking the proxy, (ii) appearing at the Annual Meeting and voting in person, (iii) executing a later dated Proxy Card which is exercised at the Annual Meeting; or (iv) casting a later vote via the Internet. Attendance at the meeting will not, by itself, revoke a proxy.

      Stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

Principal Stockholders

       The stockholders named in the following table are those known to the Company to be the beneficial owners of 5% or more of the outstanding common stock as of March 4, 2003. For purposes of this table, and as used elsewhere in this Proxy Statement, the term “beneficial owner” means any person (i) who, directly or indirectly, has or shares the power to vote or dispose of shares of common stock or (ii) who has the right to acquire shares of common stock within sixty (60) days.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Common Stock

Scott Sacane	6,390,217(1)	21.7%
c/o Durus Capital Management, LLC 888 Seventh Avenue 29th Floor New York, NY 10106

HealthCap KB	2,544,804(2)	8.7%
Sturegatan 34 S-11436 Stockholm Sweden

(1)	This amount is based on information disclosed in Amendment No. 3 to a Schedule 13G filed on November 12, 2002 by Scott Sacane as managing member of Durus Capital Management, LLC and as portfolio manager of Perseus, LLC, reporting sole voting and dispositive power with respect to the shares of common stock.

(2)	This amount is based on information disclosed in a report on Schedule 13G filed by HealthCap KB on February 14, 2001, reporting sole voting and dispositive power with respect to 2,544,804 shares of common stock as of December 31, 2000.

Stock Ownership of Directors,
Nominees for Director and Executive Officers

       The following table and notes thereto set forth information, as of March 4, 2003, with respect to the beneficial ownership of shares of common stock by each director, each nominee for director and each executive officer named by the Company in the Summary Compensation Table on page 16 (the “Named Executive Officers”) and, as a group, by the directors and executive officers of the Company. Except as otherwise indicated, the Company believes that each beneficial owner listed below exercises sole voting and dispositive power over his or her shares of common stock.

Name of	Amount and Nature of		Percent of
Beneficial Owner(1)	Beneficial Ownership		Common Stock

David I. Scheer	480,233	(2)	1.6%
Susan B. Bayh	12,000	(3)	*
Henry E. Blair	10,000	(4)	*
Ronald M. Cresswell, Ph.D.	20,000	(5)	*
Antonio M. Gotto, Jr., M.D., D.Phil.	10,000	(6)	*
Eileen M. More	66,185	(7)	*
Roger S. Newton, Ph.D.	889,635	(8)	3.0%
Timothy M. Mayleben	226,476	(9)	*
Brian R. Krause, Ph.D.	65,799	(10)	*
Jean-Louis H. Dasseux, Ph.D.	116,737	(11)	*
Frank E. Thomas	43,205	(12)	*
All Directors and Executive Officers as a Group (12 persons)	1,956,930	(13)	6.2%

   *     Less than one percent (1%).

(1)	The address of each of the beneficial owners is c/o Esperion Therapeutics, Inc., 3621 S. State Street, 695 KMS Place, Ann Arbor, Michigan 48108.

(2)	Includes 454,906 shares owned by Scheer Investment Holdings II, LLC and 10,327 shares owned jointly by Mr. Scheer and his spouse. Mr. Scheer is President and a controlling stockholder of Scheer & Company, Inc., and is a co-managing member, along with his spouse, who is also a co-managing member, of Scheer Investment Holdings II LLC. Mr. Scheer and his spouse share voting and dispositive power with respect to these shares. Mr. Scheer disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. In addition, the reported beneficial ownership includes 15,000 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(3)	Includes 2,000 shares owned by Ms. Bayh’s spouse and 10,000 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(4)	Includes 10,000 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(5)	Includes 10,000 shares as to which Dr. Cresswell and his wife share voting and dispositive power and 10,000 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(6)	Includes 10,000 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(7)	Includes 15,000 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(8)	Includes 224,606 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(9)	Includes 150,254 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(10)	Includes 1,000 shares owned by Dr. Krause as custodian for his children and 58,751 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(11)	Includes 97,131 shares issuable upon the exercise of stock options within sixty (60) days of March 4, 2003.

(12)	Includes 40,942 shares issuable upon exercise of stock options within sixty (60) days of March 4, 2003.

(13)	Includes 655,747 shares issuable upon exercise of stock options within sixty (60) days of March 4, 2003.

Proposal 1

Nomination and Election of Class III Directors

       The Company’s Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors of the Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board and that the Board shall be divided into three Classes: Class I, Class II and Class III. The number of directors in each class shall be equal, to the extent possible. The members of the respective classes serve for staggered three-year terms. Currently, there are seven directors. The Class I directors are Henry E. Blair and Antonio M. Gotto, Jr., M.D., D.Phil. The Class II directors are Eileen M. More and Ronald M. Cresswell, Ph.D. The Class III directors are David I. Scheer, Roger S. Newton, Ph.D. and Susan B. Bayh. The Board has set the size of the Board as of the day of the Annual Meeting at six directors since Mr. Scheer has decided not to stand for re-election to another term.

      Two Class III directors are to be elected at the Annual Meeting, each for a term of three years and until their respective successors are elected and qualified at an annual meeting of stockholders. The Board has nominated Roger S. Newton and Susan B. Bayh as nominees for election as Class III directors.

      Dr. Newton and Ms. Bayh have individually informed the Company that, if elected, each is willing to serve as a director. If either of Dr. Newton or Ms. Bayh should become unavailable for election as a director, an event that is not expected, the shares represented by proxies voted in favor of Dr. Newton or Ms. Bayh will be voted for any substitute nominee as may be named by the Board.

      The information appearing in the following tables and the notes thereto has been furnished to the Company, where appropriate, by the nominees for director and the directors continuing in office with respect to: (i) the present principal occupation or employment of the nominees and each continuing director and, if such principal occupation or employment has not been carried on during the past five years, the occupation or employment during such period; (ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five years; and (iii) the directorships held by each respective nominee or continuing director on the boards of publicly and privately-held corporations and certain other entities.

Nominees for Election as Class III Directors

for a Term of Three Years

If Elected,
	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Roger S. Newton, Ph.D., age 52	1998	2006
Dr. Newton has served as President, Chief Executive Officer and Director since July 1998 and is a member of the Corporate Strategy Committee. From August 1981 until May 1998, Dr. Newton was employed at Parke-Davis Pharmaceutical Research, Warner-Lambert Company, a publicly-held company, including as a Distinguished Research Fellow in Vascular and Cardiac Diseases, and where he was also the co-discoverer, chairman of the discovery team and member of the development team for the drug atorvastatin (Lipitor®). Dr. Newton received an A.B. in Biology from Lafayette College, an M.S. in Nutritional Biochemistry from the University of Connecticut and a Ph.D. in Nutrition from the University of California, Davis. Dr. Newton specialized in atherosclerosis research during a post-doctoral fellowship at the University of California, San Diego. He currently holds a faculty appointment as an adjunct associate professor in the Department of Pharmacology at the University of Michigan Medical School. Since 2001, Dr. Newton has been a member of the Board of Directors of Rubicon Genomics, Inc., a privately-held company. He is a member of the steering committee of the Michigan Life Sciences Corridor and was formerly the Executive Director of Great Lakes Venture Quest.

If Elected,
	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Susan B. Bayh, age 43	2001	2006
Ms. Bayh has served as a Director since November 2001. Ms. Bayh is the chairperson of the Corporate Governance Committee and is a member of each of the Audit Committee and the Compensation Committee. Ms. Bayh currently serves as a director of Anthem Inc., Cubist Pharmaceuticals, Inc., Emmis Communications Curis, Inc. and Corvas International, Inc., all publicly-held companies. Ms. Bayh is a director of E-Bank and of Golden State Foods, both privately-held companies. She is also a Distinguished Visiting Professor at the College of Business Administration at Butler University, Indianapolis, Indiana. From 1989 to 1994, Ms. Bayh was an attorney in the Pharmaceutical Division of Eli Lilly, where she handled federal regulatory issues for marketing and medical affairs. Prior to 1989, Ms. Bayh worked at the law firms of Barnes & Thornburg and Gibson, Dunn & Cruthcher LLP, where she specialized in litigation, antitrust and corporate law. She received a J.D. from the University of Southern California Law Center in California.

Vote Required for Approval

      The affirmative vote of a plurality of the votes cast by stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of the Class III directors.

Recommendation of the Board

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS CLASS III DIRECTORS.

Directors Continuing in Office

	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Henry E. Blair, age 59	2001	2004
Mr. Blair has served as a Director since May 2001. Mr. Blair is the chairperson of the Compensation Committee and a member of each of the Compensation Subcommittee and the Corporate Governance Committee. Since August 1995, Mr. Blair has served as Chairman of the Board and President, and, since April 1997, Chief Executive Officer of Dyax Corp., a publicly-held company that develops and commercializes new products for the pharmaceutical and biopharmaceutical industries based on its proprietary phage binding technology and affinity chromatography systems. Mr. Blair is a co-founder of Dyax Corp., and has served as a director and officer of Dyax Corp. since its formation in 1989. Mr. Blair is also a director of Genzyme Corporation, a publicly-held biotechnology company that he co-founded in 1981. Mr. Blair also co-founded Biocode, Inc., a privately-held brand protection company, and GelTex Pharmaceuticals, Inc., a publicly-held biopharmaceutical company that was acquired by Genzyme Corporation. In addition, he is a member of the Strategic Advisory Group of GTC Biotherapeutics, and a member of the Board of Overseers at the Tufts University School of Medicine and the Lahey Hitchcock Clinic.
Antonio M. Gotto, Jr., M.D., D.Phil., age 67	2001	2004
Dr. Gotto has served as a Director since August 2001 and is a member of each of the Compensation Committee and the Compensation Subcommittee. He is the Stephen and Suzanne Weiss Dean of the Joan and Sanford I. Weill Medical College of Cornell University, where he is also Professor of Medicine. In addition, Dr. Gotto currently serves as a director of Medtronic, Inc., a publicly-held company. Dr. Gotto’s career has been focused on lipid and lipoprotein research and application of his research to the care of patients with cardiovascular disease. Previously, from 1971 to 1996, Dr. Gotto was at Baylor College of Medicine in Houston, Texas, where from 1977 to 1996 he served as the Bob and Vivian Smith Professor and Chairman of the Albert B. and Margaret M. Alkek Department of Medicine and Chief of the Internal Medicine Service at The Methodist Hospital. During his years at Baylor, Dr. Gotto was also Scientific Director of The Michael E. DeBakey Heart Center from 1985 to 1996, and the J.S. Abercrombie Chair for Atherosclerosis and Lipoprotein Research from 1976 to 1996. Dr. Gotto received a doctorate of philosophy from Oxford University, where he was a Rhodes Scholar, and a medical degree from Vanderbilt University School of Medicine. He has served as President of the American Heart Association, as a member of the National Heart, Lung, and Blood Advisory Council, and on the National Diabetes Advisory Board.

	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Eileen M. More, age 57	1999	2005
Ms. More has served as a Director since October, 1999 and is the chairperson of the Audit Committee and a member of the Corporate Strategy Committee. Ms. More was formerly a General Partner and a Class B Limited Partner of Oak Investment Partners, a venture capital firm. Ms. More serves as a director of the following privately-held companies: Halox Technologies Corporation; Teloquent Communications Corporation; and Sopherion Therapeutics, Inc.
Ronald M. Cresswell, Ph.D., age 68	2001	2005
Dr. Cresswell has served as a Director since November 2001. Dr. Cresswell is the lead independent director, the chairperson of the Corporate Strategy Committee and a member of the Audit Committee and the Corporate Governance Committee. Dr. Cresswell currently serves as a director of Allergan, Inc. and CuraGen Corporation, both publicly-held companies, and is Chairman of Albachem Limited, a private contract research organization, currently associated with the University of Edinburgh in Scotland, that provides custom peptides and proteins. Dr. Cresswell was the Senior Vice President and Chief Scientific Officer of Warner-Lambert Company, a publicly-held company, from October 1998 to September 1999. Dr. Cresswell joined Warner-Lambert in 1988, where he directed the development of the drug atorvastatin (Lipitor®) and where he also held the positions of Vice President and Chairman of the Parke-Davis Worldwide Pharmaceutical Research Division from 1989 until October 1998 and, prior to then, President of Research & Development of the Parke-Davis Pharmaceutical Research Division. Prior to joining Warner-Lambert, Dr. Cresswell served as the Chief Operating Officer for Laporte Industries, Ltd., an international chemical company, and held a broad range of research and development positions during his twenty-five-year tenure at Burroughs Wellcome. Dr. Cresswell is also Chairman of the Scientific Advisory Board at the Life Sciences Institute at the University of Michigan and is a Fellow of the Royal Society of Edinburgh.

Meetings and Committees of the Board of Directors

       During the year ended December 31, 2002, the Board held 11 meetings. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he or she served as a director and (ii) the total number of meetings held by any committee of the Board on which he or she served, except for Antonio M. Gotto, Jr. and Ronald M. Cresswell.

      The committees of the Board, their principal functions and their respective memberships are described below.

Corporate Governance Initiatives

       Within the past 12 months, the Company has significantly increased its attention to corporate governance practices, principles and policies and has taken the following steps toward improving its corporate governance practices:

•	We have created an internal Disclosure Review Committee to oversee our disclosure controls and procedures and to review our periodic reports.

•	We have documented and enhanced certain internal controls and procedures and disclosure controls and procedures.

•	The members of the Board of Directors have been active throughout the year in considering and refining the responsibilities of the Board and its various committees, including creating new committees that are considered to be basic to, or required for, the operation of a publicly-owned company that is in the research and development stage, including a Corporate Strategy Committee and a Corporate Governance Committee.

•	The Board of Directors has reconstituted the composition of its committees to align the applicable skills of the Board members with their committee memberships and to take into account the number of committees on which each Board member serves.

•	The Board has appointed a chairperson of each of its committees to preside at meetings of such committees.

•	In April 2003, the Board adopted a charter for the Corporate Governance Committee.

•	The Board appointed Ronald M. Cresswell as lead independent director, to lead executive sessions and meetings of outside directors.

•	The independent board members have held meetings in 2003.

•	The Audit Committee is required to review and approve all related-party transactions.

      The Board of Directors has also determined that all of our continuing directors and nominees for director meet the independence standards proposed to be applicable to companies whose securities are quoted on The Nasdaq Stock Market (“Nasdaq”), the definition of independence recently adopted by the Securities and Exchange Commission (“SEC”) to implement Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the definition of independence in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), except for our only employee-director, who is our President and Chief Executive Officer. The Audit Committee and Corporate Governance Committee consist only of independent directors.

      We are committed to continuing to improve our corporate governance practices and will continue to take steps to this end throughout the remainder of 2003, including reviewing and revising, as necessary, our committee charters, adopting a code of ethics/ conduct for employees and designing procedures for the receipt, retention and treatment of concerns and complaints regarding internal codes, controls and procedures.

Audit Committee

      The Audit Committee oversees the Company’s financial reporting, internal control and audit functions and the independence and performance of the Company’s independent public accountants and provides a means for open communication between and among the Company’s independent public accountants, financial and senior management and the Board.

      The current members of the Audit Committee are: Eileen M. More, Chair, Susan B. Bayh and Ronald M. Cresswell, Ph.D., each of whom is independent under the Nasdaq’s proposed listing standards and the definition of independence adopted by the SEC. The Audit Committee held six meetings during fiscal year 2002.

      The Board has adopted a written charter for the Audit Committee outlining the practices followed by the Audit Committee.

      The report of the Audit Committee is set forth below.

Compensation Committee

      The Compensation Committee is responsible for the evaluation, approval and administration of salary, incentive compensation, bonuses, benefit plans, and other forms of compensation for the officers, directors, and other key employees of the Company. The Compensation Committee is also responsible for interpreting, administering, and granting awards under the Company’s 2000 Compensation Plan, 1998 Stock Option Plan, Employee Stock Purchase Plan, 401(k) Savings Plan and any other stock-based employee benefit plans.

      The current members of the Compensation Committee of the Board are: Henry E. Blair, Chair, David I. Scheer, Antonio M. Gotto, Jr., M.D., D.Phil. and Susan B. Bayh, each of whom is independent under the Nasdaq’s proposed listing standards, the definition of independence adopted by the SEC and Section 162(m) of the Tax Code, except for Mr. Scheer. The Compensation Committee held three meetings during fiscal year 2002. During 2002, a subcommittee of the Compensation Committee, whose members were Henry E. Blair and Antonio M. Gotto, Jr., was formed for the purpose of approving all option grants made after April 2002 to certain employees of the Company in satisfaction of the regulations under Section 162(m) of the Tax Code. The report of the Compensation Committee follows the report of the Audit Committee.

Corporate Governance Committee

      The Board has recently established a Corporate Governance Committee, which is responsible for: considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board, its committees and meeting formats; determining the criteria for Board membership; reviewing and recommending Board candidates; recommending a member of the Board to serve as Chair; evaluating and recommending the responsibilities of the Board committees, the appointment of directors to Board committees and the selection of committee chairs; recommending the desired ratio of employee directors to non-employee directors; reviewing and recommending the compensation for non-employee directors; considering questions of conflicts of interest; developing and recommending corporate governance guidelines and reviewing and monitoring matters of corporate governance; considering matters of corporate social responsibility and significance relating to corporate public affairs, employees and stockholders; evaluating its own performance and overseeing the self-evaluation of the Board and Board committees; making recommendations with respect to the succession of new individuals to occupy senior executive positions when appropriate; reporting its activities to the Board; and reviewing and reassessing the adequacy of its charter.

      The current members of the Corporate Governance Committee of the Board are: Susan B. Bayh, Chair, Henry E. Blair and Ronald M. Cresswell, each of whom is independent under the Nasdaq’s proposed listing standards and the definition of independence adopted by the SEC. The Corporate Governance Committee did not hold any formal meetings during fiscal year 2002.

Corporate Strategy Committee

      The Board has established a Corporate Strategy Committee, which is responsible for considering and making recommendations to the Board concerning corporate transactions, strategic collaborations and financings recommended by management, as well as serving as the terms and/or pricing committee as may be required for any such matters.

      The current members of the Corporate Strategy Committee of the Board are: Ronald M. Cresswell, Chair, Roger S. Newton and Eileen M. More, each of whom is “independent” under the Nasdaq’s proposed listing standards and the definition of independence adopted by the SEC, except for Dr. Newton who is an employee director. The Corporate Strategy Committee did not hold any formal meetings during fiscal year 2002.

      Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation Committee and the stock performance graph under the section entitled “Stock Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

       The Audit Committee reviews the Company’s financial statements and reporting processes on behalf of the Board. In addition, the Audit Committee recommends to the Board the selection of the Company’s independent public accountants and approves all fees paid for both audit and non-audit related services.

      Management is responsible for the Company’s financial reporting process, including its system of internal controls, and its preparation of consolidated financial statements in accordance with the accounting principles generally accepted in the United States. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s financial statements and for issuing a report on those financial statements. The Audit Committee’s responsibility is to oversee these processes. It is not the duty or the responsibility of the Audit Committee to plan or conduct audits or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate or that they are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company’s independent public accountants. The management of the Company has the responsibility to determine that the Company’s financial statements are complete and accurate and that they are in accordance with accounting principles generally accepted in the United States. For these reasons, the Audit Committee relied, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent public accountants included in their report on the Company’s financial statements. The Audit Committee’s considerations and discussions with management and the independent public accountants do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent public accountants are in fact “independent.”

      The Audit Committee has met and held discussions with management and the independent public accountants relating to the Company’s financial statements. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company’s independent public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence from the Company and its management.

      In addition, the Audit Committee discussed with the Company’s independent public accountants the overall scope and plan for their audit. The Audit Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      Based upon the Audit Committee’s discussions with management and the independent public accountants, the Audit Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee:

Eileen M. More, Chair
Susan B. Bayh
Ronald M. Cresswell, Ph.D.

Report of the Compensation Committee

       As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company’s business and consistent with stockholders’ interests. Our principal responsibilities include reviewing the Company’s compensation policies and practices, recommending compensation for directors, executives, including the Chief Executive Officer, and key employees, making recommendations to the Board of Directors with respect to the adoption or modification of compensation and benefit plans for the employees of the Company, including the executive officers, and interpreting, administering, and granting awards under the Company’s 2000 Compensation Plan, 1998 Stock Option Plan, Employee Stock Purchase Plan and 401(k) Savings Plan.

      The Compensation Committee has designed compensation packages for our executive officers to retain and attract top quality management and to encourage them to contribute to the achievement of the Company’s business objectives. In addition, the Compensation Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

      In compensating its executive officers, the Company relies on a combination of salary and incentives designed to encourage efforts to achieve the Company’s short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as overall Company performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies, such as the Company, than to mature pharmaceutical companies or companies in other industries. As a result, in making executive compensation decisions, the Compensation Committee evaluates other indications of performance, such as the achievement of milestones in the development and commercialization of the Company’s product candidates and raising the capital needed for the Company’s operations. The Compensation Committee also reviews and considers input and recommendations from the Company’s Chief Executive Officer concerning executive compensation.

      The basic components of the Company’s compensation packages for executive officers include the following:

•	Base Salary
•	Bonuses
•	Stock Options
•	Benefits

      Each executive officer’s compensation package contains a mix of these components and is intended to provide a level of compensation competitive in the industry. The Compensation Committee evaluates, at least annually, the performance of the Company’s Chief Executive Officer, each of the other executive officers and certain other members of the Company’s senior management. Base salary and increases in base salary for 2002 were determined based on both individual and Company performance. The Compensation Committee considered the following factors, among others, in setting the base salaries for executive officers during 2002: progress in the development of the Company’s product candidates, success in capital-raising for the growth and development of the Company, progress toward a strategic partnership and any special expertise or contributions of a particular executive. In addition, upon the recommendation of the Compensation Committee, the Company engaged Clark/ Bardes Consulting to provide it with information and analysis regarding cash and equity-based compensation paid by companies within a peer group, which peer group was selected by the Compensation Committee and Clark/ Bardes Consulting with input from management of the Company, so that the Company could determine whether its cash and equity-based compensation practices were consistent with competitive practice in the industry. The Compensation Committee considered the information and analysis provided by Clark/ Bardes Consulting and determined in February 2003 to increase the cash and equity-based compensation levels of certain of its executive officers and Executive Committee members in order to make the Company’s compensation practices more competitive with industry practice. Equity compensation awards were approved by the Compensation Subcommittee.

      Bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company’s and each executive’s goals during the year. In February 2003, cash bonuses totaling $159,000 and options relating to 375,000 shares were awarded to the Named Executive Officers identified in the Proxy Statement under the caption “Executive Compensation” for achievements in 2002, which included the continued development and clinical progress of ETC-588, ETC-216 and ETC-642, the pre-clinical progress of ETC-1001 (formerly designated ESP 31015) and advancement toward clinical development, progress toward a strategic partnership and management of the Company’s financial resources. In addition, the bonuses and options reflect the Compensation Committee’s determination to increase the compensation paid to certain other of the Company’s executive officers.

      The Compensation Committee believes that the granting of stock options aligns the long-term interests of each executive officer with the interests of our stockholders and provides long-term incentives for each executive officer to remain with the Company. Grants are generally made to all employees on their date of hire based on salary level and position. In addition, all employees, including executive officers, are eligible for discretionary grants, which are generally based on either individual or corporate performance.

      Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees.

2002 Compensation to Chief Executive Officer

      In reviewing and recommending Dr. Newton’s salary and bonus and in awarding him stock options for fiscal year 2002, the Compensation Committee followed its overall compensation philosophy and considered the information provided by Clark/ Bardes Consulting regarding cash and equity-based compensation paid by companies within a peer group to their chief executive officers. During the year ended December 31, 2002, Dr. Newton received a base salary of $312,500, reflecting an increase of $62,500 from his base salary for the year ended December 31, 2001. In January and May 2002, Dr. Newton was granted options to purchase 240,000 and 160,000 shares of common stock, respectively, at exercise prices of $6.26 and $5.00 per share, respectively, under the terms of the 2000 Compensation Plan. The May 2002 option grant was made by the Compensation Subcommittee after the formation of such Subcommittee in April 2002. The options vest in sixteen equal quarterly installments over a four-year period at the end of each quarter following the grant date. The Compensation Committee recommended these option grants and cash compensation increases to secure the long-term services of Dr. Newton and to recognize his achievements with respect to individual performance goals and efforts in connection with the Company’s overall performance against milestones, including advancement of product candidates toward and through clinical development, initiation, completion of and reporting on clinical trial results, progress toward a strategic partnership and management of the Company’s financial resources, including the tightening and focusing of resources toward the Company’s primary areas of focus. In order to secure the long-term services of Dr. Newton, recognize his contributions during fiscal year 2002 and to bring his compensation levels in line with competitive practice, Dr. Newton’s base salary was increased from $312,500 to $325,000 for 2003, he was awarded a $70,000 bonus, which was paid in February 2003, and he was granted an option in February 2003 to purchase 125,000 shares of common stock at an exercise price of $6.75 per share under the terms of the 2000 Compensation Plan. Those options also vest in sixteen equal quarterly installments over a four-year period at the end of each quarter following the grant date.

The Compensation Committee:

Henry E. Blair, Chair and member of
Compensation Subcommittee
David I. Scheer
Susan B. Bayh
Antonio M. Gotto, Jr., M.D., D.Phil., member of
Compensation Subcommittee

Executive Officer and Director Compensation

Executive Compensation

      Summary of Compensation. The following table presents information concerning the compensation paid to or earned during the last three fiscal years by the Company’s Chief Executive Officer and four most highly compensated executive officers. We refer to these persons as the Named Executive Officers.

Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation
				Securities
			Bonus	Underlying	All Other
Name and Principal Position	Year	Salary($)	($)(1)	Options(#)	Compensation($)

Roger S. Newton, Ph.D.	2002	$312,500	$70,000	400,000	$—
President, Chief Executive	2001	250,000	100,000	30,000	—
Officer	2000	215,000	64,500	126,437	—
Timothy M. Mayleben	2002	236,000	36,000	250,000	—
Chief Operating Officer and	2001	195,000	48,750	20,000	—
Chief Financial Officer	2000	175,000	35,000	90,312	—
Brian R. Krause, Ph.D	2002	168,000	15,000	60,000	—
Senior Vice President,	2001	110,833	80,000	—
Preclinical Research and Discovery	2000	—	—	—	—
Jean-Louis H. Dasseux, Ph.D.	2002	174,900	18,000	70,000	35,212 (2)
Vice President,	2001	165,000	33,000	10,000	—
Chemistry and Technologies	2000	148,500	29,700	72,249	—
Frank E. Thomas	2002	132,533	20,000	80,000	—
Vice President, Finance and	2001	116,000	23,200	8,325	—
Investor Relations	2000	87,230	19,667	21,625	—

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses earned in 2002 were paid in February 2003.

(2)	Includes $22,500 in tuition reimbursement and $12,712 in income and social security taxes paid by the Company in connection with the tuition reimbursement.

Option Grants in Fiscal Year 2002

      The following table provides information related to options for shares of common stock granted to the Named Executive Officers during fiscal year 2002:

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term(2)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)(1)	Year	($/share)	Date(1)	5%($)	10%($)

Roger S. Newton, Ph.D.	240,000	20.8%	6.26	1/15/12	$944,851	$2,394,439
	160,000		5.00	5/13/12	503,116	1,274,994
Timothy M. Mayleben	150,000	13.0	6.26	1/15/12	590,532	1,496,524
	100,000		5.00	5/13/12	314,447	796,871
Brian R. Krause, Ph.D.	60,000	3.1	6.26	1/15/12	236,213	598,610
Jean-Louis H. Dasseux,	40,000	3.6	6.26	1/15/12	157,475	399,073
Ph.D.	30,000		5.00	5/13/12	94,334	239,061
Frank E. Thomas	40,000	4.2	6.26	1/15/12	157,475	399,073
	40,000		5.00	5/13/12	125,779	318,748

(1)	Each of these options vests in sixteen equal quarterly installments over a four-year period at the end of each quarter following the grant date. Each option has a term of ten years.

(2)	The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 5% and 10%. The 5% and 10% assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

      The following table provides information related to any options for shares of common stock exercised by the Named Executive Officers during fiscal year 2002 and certain information about unexercised options held by the Named Executive Officers at December 31, 2002:

			Number of
			Securities		Value of Unexercised
			Underlying		In-the-Money
			Unexercised		Options at
			Options at		FY-End
	Shares		FY-End(#)		($)
	Acquired	Value	Exercisable/		Exercisable/
Name	On Exercise	Realized($)(1)	Unexercisable		Unexercisable(2)

Roger S. Newton, Ph.D.	—	$—	165,052/	391,385	$505,214/653,609
Timothy M. Mayleben	—	—	129,527/	253,362	478,288/456,894
Brian R. Krause, Ph.D.	—	—	46,251/	93,749	111,671/172,649
Jean-Louis H. Dasseux, Ph.D.	—	—	81,103/	89,209	278,539/169,034
Frank E. Thomas	—	—	31,046/	78,954	54,722/118,529

(1)	“Value realized” represents the fair market value of the common stock underlying the options on the exercise date minus the exercise price of such options.

(2)	“In-the-money” options are options whose base (or exercise) price was less than the market price of the shares of common stock at December 31, 2002. The value of such options is calculated based on a stock price of $7.11, which was the closing price of a share of common stock on the Nasdaq Stock Market on December 31, 2002.

Director Compensation

      Equity compensation for directors is determined on an individual basis. The directors were not granted any equity compensation awards in 2002.

      The Company reimburses each member of the Board for out-of-pocket expenses incurred in connection with attending meetings of the Board. The Company has also adopted a cash compensation arrangement for non-employee members of the Board that includes the payment of $2,500 for each regular meeting of the Board attended in person by the Chairman of the Board, $1,500 for each regular meeting of the Board attended in person by other members of the Board, $500 for each regular meeting of the Board attended by the Chairman or other Board members by teleconference, $1,000 for each meeting of a Board committee attended in person or by teleconference by the chairperson of a Board committee and $500 for each meeting of a Board committee attended in person or by teleconference by other members of the Board committee.

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2002, David I. Scheer, the Chairman of the Board of the Company, was compensated by the Company under a consulting arrangement between the Company and Scheer & Company, Inc., a company owned and controlled by Mr. Scheer. Under the arrangement, Scheer & Company was paid a cash retainer of $30,000 per quarter, payable quarterly in advance, plus expenses. During fiscal year 2002, Scheer & Company was paid $150,000 in fees ($30,000 of which was incurred in 2001) and $10,717 in expense reimbursements ($1,862 of which was incurred in 2001) under the arrangement. In addition, Scheer & Company had the right to receive under certain circumstances a transaction fee of 1% of specified cash consideration that the Company receives in a financial transaction. These arrangements were superseded by an agreement dated April 2003 (the “Agreement”). Under the Agreement, Scheer & Company, Inc. is to be paid a total of $90,000 during 2003, plus certain expenses for consulting services. In addition, pursuant to the Agreement, Scheer & Company, Inc. has the right to receive a transaction fee of 0.85% of specified cash consideration received by the Company in a transaction with a company identified by the Company and Scheer & Company, Inc. for which a definitive agreement is executed within 24 months of the effective date of the Agreement.

Employment, Change of Control, and Termination of Employment Arrangements

      Pursuant to letter agreements dated June 26, 1998, November 25, 1998, February 20, 2001, December 9, 1998 and February 24, 2000 (collectively, the “Letter Agreements”), respectively, Roger S. Newton, Ph.D., Timothy M. Mayleben, Brian R. Krause, Ph.D., Jean-Louis H. Dasseux, Ph.D. and Frank E. Thomas, respectively, are employed by the Company. Pursuant to Dr. Newton’s Letter Agreement, Dr. Newton also became a member of the Board of Directors of the Company. The Letter Agreements specify an initial annual base salary amount and the right to receive an annual bonus in an amount equal to up to 30% of annual base salary in Dr. Newton’s case, and up to 20% of annual base salary in the case of Mr. Mayleben, Dr. Krause, Dr. Dasseux and Mr. Thomas (collectively, the “Officers”). The amount of the annual bonus, if any, is determined by the Board and is dependent upon achievement of a series of performance milestones set by the Board in Dr. Newton’s case, or the supervisor of the Officer, in the case each Officer. The Offer Letters generally provide for a review of performance on an annual basis, possible adjustment, in the discretion of the Board, of base salary and bonus amounts, and the granting of stock options, at the discretion of the Board, in recognition of performance for the preceding year. In addition, pursuant to the Offer Letters, Dr. Newton and each of the Officers are provided with a benefits package similar to that offered to the Company’s other similarly situated employees. Under the terms of their Letter Agreements, Mr. Mayleben, Dr. Krause, Dr. Dasseux and Mr. Thomas received options to purchase 72,250, 80,000, 36,125 and 21,675 shares of common stock, respectively. Each of those options vest on a quarterly basis over the four-year period from the grant date and are exercisable for a nine-year or ten-year period from the grant date. Pursuant to Dr. Newton’s Letter Agreement, Dr. Newton received 578,000 shares of restricted common stock that were subject to a right of repurchase by the Company that was exercisable upon the termination of employment. The repurchase price of such restricted shares was equal to the original purchase price of such shares. The Company’s repurchase rights lapsed on a quarterly basis over a four-year period and expired on June 26, 2002. The employment relationships of Dr. Newton and of each Officer with the Company are that of employment at will. If, however, the Company terminates the employment of Dr. Newton, Mr. Mayleben, Dr. Dasseux or Mr. Thomas without cause, the terminated officer will receive his salary and benefits for six months after his termination, and 25% of such officer’s, or in the case of Dr. Krause, 25% of certain of his, unvested options will automatically vest. In connection with the Letter Agreements, Dr. Newton and each of the Officers entered into non-competition and confidentiality agreements with the Company.

Equity Compensation Plan Information

       The following table summarizes information, as of December 31, 2002, relating to equity compensation plans or other arrangements of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

	a	b	c

Number of securities
	Number of securities	Weighted-average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
Plan category	warrants and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders
(a) 2000 Compensation Plan and 1998 Stock Option Plan	3,005,404	$5.63	1,129,899
(b) Employee Stock Purchase Plan	—	—	456,160
Equity compensation plans not approved by security holders	—	—	—

Total	3,005,404 (1)	$5.63 (1)	1,586,059

(1)	Securities remaining available under the Employee Stock Purchase Plan did not factor into this figure.

Stock Performance Graph

       The following graph compares the change in the total stockholder return on shares of common stock during the period from August 10, 2000, the date the Company became a public company, through December 31, 2002, with the total return on the Nasdaq Composite Index (U.S.), the Nasdaq Biotechnology Index, and the AMEX Biotechnology Index. The comparison assumes that $100 was invested on August 10, 2000 in shares of common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Assumes $100 invested on August 10, 2000

Year Ending December 31, 2002

Index Data	August 10, 2000	December 31, 2000	December 31, 2001	December 31, 2002

Esperion Therapeutics, Inc.	$100	$121	$82	$79
Nasdaq Composite Index (U.S.)	$100	$64	$51	$35
Nasdaq Biotechnology Index	$100	$89	$74	$41
AMEX Biotechnology Index	$100	$94	$86	$50

Certain Relationships and Related Transactions

Transactions with Management and Others

      In September 1999, the Company entered into a license agreement with Jean-Louis H. Dasseux, Ph.D., an executive officer of the Company, and the other inventors of the RLT Peptide-related technology. Under the license agreement, the Company obtained an exclusive license to the RLT Peptide technology and related U.S. and foreign patents for a term expiring on the later of ten years or the last expiration date of the licensed patents. Under the terms of the license agreement, the Company is required to make payments to the licensors upon the achievement of certain milestones. If all of the milestones set forth in the license agreement are achieved, the total amount payable by the Company to the licensors, including Dr. Dasseux, would be approximately $2,165,000. Royalties are also payable by the Company under the license agreement. During fiscal year 2002, the Company did not make any payments to Dr. Dasseux or the other inventors pursuant to the license agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Company’s outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership in the Company’s common stock and other equity securities. Specific due dates for these records have been established and the Company is required to report in this proxy statement any failure to file by these dates in fiscal year 2002. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2002 all its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements, except for a Form 4 filed by TL Ventures in May 2002 to amend its Form 4 filed in April 2002 that did not include within reported changes in beneficial ownership that occurred during March 2002 certain additional changes.

PROPOSAL 2

Approval of the Amendment to the 2000 Equity Compensation Plan,
as Amended and Restated

       On April 10, 2003, the Board approved an amendment to the Company’s 2000 Compensation Plan that would increase the total number of shares of common stock authorized for issuance under the 2000 Compensation Plan from 3,069,000 to 4,469,000, an increase of 1,400,000 shares. The Board has directed that the proposal to approve the increase in the number of shares authorized to be issued under the 2000 Compensation Plan by 1,400,000 be submitted to the Company’s stockholders for their approval.

      The Company believes that the availability of the additional 1,400,000 shares of common stock will ensure that the Company continues to have a sufficient number of shares of common stock authorized for issuance under the 2000 Compensation Plan. As of March 4, 2003, grants have been awarded and are outstanding with respect to 2,957,725 shares under the 2000 Compensation Plan, leaving 110,744 shares available for issuance under the 2000 Compensation Plan. In addition to the shares available under the 2000 Compensation Plan, the Company has 153,149 shares available for issuance under its 1998 Stock Option Plan (the “1998 Plan”).

      The Board believes that the number of shares available for issuance under the 2000 Compensation Plan and the 1998 Plan is not sufficient in view of the Company’s hiring plans, compensation structure and strategy. The Board has concluded that the Company’s ability to attract, retain and motivate top quality management and employees is material to the Company’s success and would be enhanced by the Company’s continued ability to grant equity compensation. In addition, the Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer its employees, advisers, consultants and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company.

Summary of the 2000 Compensation Plan

      The purpose of the 2000 Compensation Plan is to provide non-employee directors, employees and eligible consultants and advisors of the Company with the opportunity to receive grants under the Plan through the issuance of equity awards. As of March 4, 2003, the Company had 6 non-employee directors and 66 employees. The Company believes that grants under the 2000 Compensation Plan encourage the participants in the Plan to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders by aligning the economic interests of the participants with those of the stockholders.

      The Compensation Committee, which administers the 2000 Compensation Plan, has the authority, among other things, to: (i) select the Company’s directors, employees and eligible consultants and advisers who will receive grants under the 2000 Compensation Plan; (ii) determine the type, size and terms of grants to be made to each such individual; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the 2000 Compensation Plan. Pursuant to a prior amendment to the 2000 Compensation Plan, the Compensation Committee has delegated to a subcommittee and to the Company’s Chief Executive Officer and Chief Financial Officer the authority to make certain grants under the 2000 Compensation Plan. All decisions made by the Compensation Committee and its subcommittee are conclusive and binding on all persons receiving grants under the 2000 Compensation Plan.

      Grants to participants under the 2000 Compensation Plan may include: (i) options to purchase shares of the common stock, including incentive stock options (“ISOs”), which may be granted only to employees of the Company or its subsidiaries, and nonqualified stock options (“NQSOs”), which may be granted to employees, non-employee directors, consultants and advisers to the Company; (ii) stock awards, which may be granted to employees, non-employee directors, and consultants and advisers to the Company, and which may be subject to restrictions on transferability and other conditions; and (iii) performance units, which may be granted to employees of and consultants and advisers to the Company, whereby payments will be made in cash, in common stock, or in a combination of the two, provided that the cash portion may not exceed 50% of the amount to be distributed, and are payable if applicable performance goals are met during a relevant performance period.

      Under the terms of the 2000 Compensation Plan, no individual may receive grants in any one calendar year relating to more than 500,000 shares of common stock. Generally, under the 2000 Compensation Plan, only a participant may exercise rights under a grant of an ISO, NQSO, stock award or performance unit during his or her lifetime, provided such participant is still employed or engaged by the Company.

      Pursuant to the 2000 Compensation Plan, the maximum number of shares of common stock available for grants, the maximum number of shares of common stock that any individual participating in the 2000 Compensation Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under the 2000 Compensation Plan and the price per share or the applicable market value of such grants may be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, mergers or reorganizations in which the Company is the surviving corporation, reclassifications or changes in the par value of the common stock or other similar transactions or extraordinary or unusual events affecting the common stock to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the grants.

      The exercise price at which shares of the common stock may be purchased upon the exercise of ISOs or NQSOs granted under the 2000 Compensation Plan shall be determined by the Compensation Committee and may be equal to or greater than the per share fair market value of shares of the common stock on the date the ISOs or NQSOs are granted. The term of ISOs and NQSOs will be determined by the Compensation Committee but may not exceed 10 years from the date of grant. No ISOs may be granted to a participant who, at the time of grant, owns an amount of stock in the Company that would provide such individual with more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the per share exercise price is not less than 110% of the fair market per share value of the common stock on the date of grant and the term of the ISO is not greater than five years from the date of grant. The Compensation Committee will determine the term and conditions under which ISOs and NQSOs owned by the individual become exercisable.

      ISOs and NQSOs can be exercised by a participant through the payment of cash or delivery of shares owned by the participant (with the approval of the Compensation Committee) or through a broker or any other method that the Compensation Committee may approve.

      Unless the Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if a participant ceases to be employed by, or provide service to, the Company for any reason other than death, disability or termination for cause, the participant will have 90 days from the date on which his/her employment or service terminates to exercise any options that have previously become exercisable under the terms of the applicable grant instrument. If a participant ceases to be employed by, or provide service to, the Company on account of termination for cause, any options the participant holds will terminate on the date of termination of service or employment. In addition, if the Compensation Committee determines that a participant engaged in conduct that gives rise to termination for cause at any time while he/she is employed by, or providing service to the Company, or after he/she terminates employment or service, any option held by the participant will immediately terminate and the participant will automatically forfeit all shares underlying any exercised portion of an option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid for those shares. Upon exercise of any option, the Company may withhold delivery of share certificates pending resolution of an inquiry into a finding that could result in forfeiture. Unless the Compensation Committee or a subcommittee thereof determines otherwise or an option expires by its terms within a shorter period, if a participant ceases to be employed by, or provide service to, the Company on account of disability, the participant will have one year from the date his/her employment or service terminates to exercise any options that have previously become exercisable under the terms of the applicable grant instrument. Unless the Compensation Committee or a subcommittee thereof determines otherwise or an option expires by its terms within a shorter period, if a participant dies while employed by, or providing service to, the Company, or within 90 days after the participant’s employment or service terminates (for reasons other than termination for cause), the participant’s estate will have one year from the date on which the participant’s employment or service terminates to exercise any options that have previously become exercisable under the terms of the applicable grant instrument.

      The 2000 Compensation Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock awards and performance units to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions. Performance units and stock awards granted to any employee as performance-based compensation may not consist of more than 500,000 shares of common stock for any performance period.

      The performance goals, to the extent designed to meet the requirements of Code Section 162(m), will be based on one or more of the following measures applicable to a business unit or the Company and its subsidiaries as a whole, or a combination of the two: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships. No performance units have been granted to date under the 2000 Compensation Plan.

      In the event of a change of control of the Company where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined by the Compensation Committee, all outstanding ISOs and NQSOs will be assumed by or replaced with comparable options or rights by the surviving corporation (or a parent of the surviving corporation), and all other outstanding grants will be converted to similar grants of the surviving corporation (or a parent of the surviving corporation). The Compensation Committee may also take any of the following actions in the event of a change of control of the Company: (i) provide for the full acceleration and exercisability of ISOs and NQSOs and lapse of all restrictions on outstanding grants; (ii) provide that all participants holding performance units will receive payment in settlement of the performance units in an amount determined by the Compensation Committee; (iii) require surrender of outstanding ISOs or NQSOs in exchange for payment of cash or common stock in an amount by which the fair market value of the common stock exceeds the exercise price of the option; or (iv) after giving participants the opportunity to exercise outstanding ISOs or NQSOs, terminate any or all unexercised options.

      The Board may amend or terminate the 2000 Compensation Plan at any time. However, stockholder approval is required for any change that is required to be approved by the stockholders by law or under the rules of The Nasdaq Stock Market or any applicable stock exchange, in order for any grant to meet applicable requirements of the Internal Revenue Code, or as deemed appropriate by the Board in order to increase the flexibility of the Plan. The 2000 Compensation Plan will terminate on March 23, 2010, the day immediately preceding the tenth anniversary of the effective date of the 2000 Compensation Plan, unless the Board terminates the 2000 Compensation Plan earlier or extends it with approval of the Company’s stockholders.

      It is not possible at present to predict who may be granted any stock option or other award under the 2000 Compensation Plan or the terms of any such award that may be granted.

      The last sales price of the Company’s common stock on March 4, 2003 was $7.16 per share.

Federal Income Tax Consequences

      The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the 2000 Compensation Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2000 Compensation Plan.

      The grant of an ISO or NQSO will create no tax consequences to the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an NQSO, a participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares received. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

      A participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares. A participant’s basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. A participant’s basis in shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

      With respect to grants under the 2000 Compensation Plan that may be settled either in cash or in shares of the common stock that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, a participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. The Company will be entitled to a deduction for the same amount. With respect to grants involving shares that are restricted as to transferability and subject to a substantial risk of forfeiture, a participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty (30) days after receipt of the shares.

      Code Section 162(m) generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that stock awards and performance units, the settlement of which are conditioned upon achievement of performance goals based upon the criteria set forth above, granted by the Compensation Committee or a subcommittee thereof will qualify as “performance-based compensation.” Stock awards and performance units that are not conditioned upon achievement of performance goals are not intended to qualify as “performance-based compensation” under Code Section 162(m).

Vote Required for Approval

      The affirmative vote of a majority of the stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required to approve an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) to increase the number of shares authorized for issuance under the Plan to 4,469,000, thereby approving the Board’s proposal to increase the number of authorized shares by an additional 1,400,000.

Recommendation of the Board

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2000 EQUITY COMPENSATION PLAN, AS AMENDED AND RESTATED.

PROPOSAL 3

Appointment of Independent Public Accountants

       Upon the recommendation of the Audit Committee, and subject to the ratification by the stockholders, the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent public accountants to examine the Company’s financial statements for the fiscal year ending December 31, 2003. PricewaterhouseCoopers has served as the Company’s independent public accountants since April 2002. The Board in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders. Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from those attending the meeting.

      All non-audit services were reviewed with the Audit Committee which has considered whether the provision of such services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP Fees Related to Fiscal Year 2002

Audit Fees:

      The aggregate fees billed, or to be billed, to the Company by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, totaled $61,000 plus $1,977 in expenses.

Audit-Related Fees:

      The Company did not engage PricewaterhouseCoopers LLP to provide audit-related services to the Company during fiscal year 2002.

Tax Fees:

      The aggregate fees billed, or to be billed, to the Company by PricewaterhouseCoopers LLP during fiscal year 2002 for tax services was $22,700 in fees and $948 in expenses, including tax compliance services ($17,200 in fees and $948 in expenses) and tax planning services and advice ($5,500).

All Other Fees:

      The Company did not engage PricewaterhouseCoopers LLP to provide any other services to the Company during fiscal year 2002.

Vote Required for Approval

      The affirmative vote of a majority of the stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

Recommendation of the Board

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

Stockholder Proposal Deadlines for the 2004 Annual Meeting

       Any stockholder proposal submitted to the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement for the Company’s annual meeting of stockholders in 2004 must be made in writing and received by the Secretary of the Company at the Company’s executive office in Ann Arbor, Michigan, no later than the close of business on January 6, 2004. Such Rule 14a-8 stockholder proposals must comply with applicable rules of the Securities and Exchange Commission.

      Any stockholder who wishes to raise other matters, including stockholder proposals not made pursuant to Rule 14a-8, before the Company’s annual meeting of stockholders in 2004 must deliver to the Secretary of the Company, at the Company’s executive office, written notice of such other matters no later than the close of business on March 21, 2004. If the Company does not receive timely notice of any such other matters, the persons designated as proxies will retain general discretionary authority to vote on any such matters raised at that annual meeting.

Other Matters

       The Board does not intend to present any other matters at the Annual Meeting and does not know of any other matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on any such matters in accordance with their best judgment.

      Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s annual report on Form 10-K, including the financial statements and other required information, for the Company’s most recently completed fiscal year. Requests from beneficial owners of the Company’s common stock must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of shares of common stock entitled to vote at such meeting. Written requests for such report should be directed to:

Christine K. Ballman, Esq.
Vice President, Secretary and General Counsel
Esperion Therapeutics, Inc.
3621 S. State Street
695 KMS Place
Ann Arbor, Michigan 48108

      Our annual report on Form 10-K for the fiscal year ended December 31, 2002 is also available via the Internet through the Securities and Exchange Commission’s web site at http://www.sec.gov.

      For directions to the Annual Meeting, please contact Dawn Evans, Director of Administration, at (734) 222-1808 or devans@esperion.com.

      You are urged to complete, sign, date, and return the enclosed Proxy Card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope for the Proxy Card is enclosed requiring no additional postage if mailed in the United States. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet.

By Order of the Board of Directors,

/s/ ROGER S. NEWTON

Roger S. Newton, Ph.D.
President and Chief Executive Officer

Dated: May 5, 2003

Esperion Therapeutics, Inc.
COMMON STOCK
This Proxy Card is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 30, 2003.
YOUR VOTE IS IMPORTANT!
PLEASE COMPLETE BOTH SIDES OF THIS PROXY CARD, AND SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned hereby appoints Roger S. Newton, Ph.D. and Timothy M. Mayleben and each of them, as proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the 2003 Annual Meeting of Stockholders to be held at Crowne Plaza, 610 Briarwood Circle, Ann Arbor, Michigan 48108, on May 30, 2003 at 10:00 a.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the subjects specified below, which are more fully described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this Proxy Card, hereby revoking any and all proxies heretofore given.

The proxies will vote “FOR” the election of each of the nominees for Class III Directors, “FOR” the approval of an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) and “FOR” the ratification of the appointment of the independent public accountants if the applicable boxes are not marked, and at their discretion on any other matter that may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.	To elect the Nominees for Class III Directors	NOMINEE:	Roger S. Newton, Ph.D.
		☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE

		NOMINEE: ☐ FOR	Susan B. Bayh ☐ WITHHOLD AUTHORITY TO VOTE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

This space intentionally left blank

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

2.	To approve an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) to increase the number of shares authorized for issuance under the Plan to 4,469,000, thereby approving the Board’s proposal to increase the number of authorized shares by an additional 1,400,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the Board of Directors’ appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears on this Proxy Card. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If shares are held by joint tenants or as community property, both persons should sign. If you vote by ballot in person at the Annual Meeting or by submitting a valid, later dated Proxy Card, such vote will supersede this proxy.

Date: , 2003

Signature	☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature (if jointly held)	☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO STOCKTRANS, INC. AT 44 WEST LANCASTER AVENUE, ARDMORE, PA 19003, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS

1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

OR

2.	VOTE BY MAIL: If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.